UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 8, 2013

Financial Institutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-26481	16-0816610
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

220 Liberty Street, Warsaw, New York		14569
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-786-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2013, the Board of Directors of Financial Institutions, Inc. (the “Company”) appointed Sonia M. Dumbleton as Corporate Secretary of the Company. Ms. Dumbleton succeeds John L. Rizzo, who has resigned his position as Corporate Secretary effective May 8, 2013. Mr. Rizzo will be retiring effective May 31, 2013.

Ms. Dumbleton, 51, joined the Company in 1984. She served the Company in various roles, including Manager of Audit, Compliance & Best Practices, before assuming her current position as Controller in 2001. Ms. Dumbleton holds a B.S. in Accounting from the State University of New York at Fredonia.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders (the “Annual Meeting”) on May 8, 2013. At the Annual Meeting, the holders of the Company’s common stock entitled to vote at the meeting (1) elected the three persons nominated to serve as directors to three-year terms expiring in 2016, (2) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, and (3) approved the advisory vote on named executive officer compensation.

The voting results were as follows:

Proposal 1 – Election of Directors

Samuel M. Gullo
FOR: 10,430,474
WITHHELD: 244,175
BROKER NON-VOTES: 1,385,320

James L. Robinson
FOR: 10,597,073
WITHHELD: 77,576
BROKER NON-VOTES: 1,385,320

James H. Wyckoff
FOR: 10,419,042
WITHHELD: 255,607
BROKER NON-VOTES: 1,385,320

Proposal 2 – Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013

FOR: 11,974,250
AGAINST: 67,010
ABSTAIN: 18,709

Proposal 3 – Advisory vote to approve the compensation of the Company’s named executive officers

FOR: 10,329,638
AGAINST: 241,366
ABSTAIN: 103,457
BROKER NON-VOTES: 1,385,508

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Financial Institutions, Inc.

May 14, 2013	By:	/s/ Kevin B. Klotzbach

Name: Kevin B. Klotzbach
Title: Executive Vice President, Chief Financial Officer and Treasurer